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                                   EXHIBIT 4.2

                                 AMENDMENT NO. 1
                                       TO
                           CREDIT FACILITIES AGREEMENT
                       (THAT WAS EFFECTIVE MARCH 20, 2001)
                                 BY AND BETWEEN
                              BANK OF AMERICA, N.A.
                      AS ADMINISTRATIVE AGENT AND A LENDER
                                       AND
                       THE OTHER LENDERS SIGNATORY THERETO
                                       AND
                             YOUNG INNOVATIONS, INC.
                                   AS BORROWER


In consideration of their mutual agreements herein and for other sufficient consideration, the receipt of which is hereby acknowledged, YOUNG INNOVATIONS, INC. ("Borrower"), BANK OF AMERICA, N.A. (as "Administrative Agent") and the undersigned Lenders who signed the Original Loan Agreement, agree as follows:

1. DEFINITIONS; SECTION REFERENCES. The term "Original Loan Agreement" means the Credit Facilities Agreement effective as of March 20, 2001, between Borrower, Administrative Agent and the Lenders signatory thereto. The term "this Amendment" means this Amendment. Capitalized terms used and not otherwise defined herein have the meanings defined in the Original Loan Agreement, except that the term "this Agreement" in the Original Loan Agreement shall be deemed to mean the Original Loan Agreement as amended by this Amendment. Section references are to sections of the Original Loan Agreement unless otherwise indicated.

2. EFFECTIVE DATE OF THIS AMENDMENT. Provided that Administrative Agent has received this Amendment fully executed by all parties hereto and all of the documents and other items listed or described on Exhibit A hereto on or before the date set forth on Exhibit A for delivery of such documents or other items, with each being satisfactory to Administrative Agent and (as applicable) duly executed and (also as applicable) sealed, attested, acknowledged, certified, or authenticated, this Amendment shall be effective April 20, 2001 (the "Effective Date"). If this Amendment does not become effective, the Original Loan Agreement shall continue in full force and effect as it existed in the absence of this Amendment.

3. AMENDMENTS TO ORIGINAL LOAN AGREEMENT.

         3.1. COMMERCIAL LETTER OF CREDIT FEE. Section 5.3 is hereby deleted and replaced with the following:

                   5.3 COMMERCIAL LETTER OF CREDIT FEE. Borrower shall pay to Administrative Agent for the account of Letter of Credit Issuer and each other Lender a non-refundable, recurring Commercial Letter of Credit Fee for each commercial Letter of Credit issued by Letter of Credit Issuer that is equal to .25% of the average daily maximum amount available to be drawn under such commercial Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration. Such Commercial Letter of Credit Fee shall be payable quarterly, in arrears, on the last Business Day of each calendar quarter (for the immediately preceding quarter or portion thereof), until the earlier of its



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                   expiration or the Revolving Loan Maturity Date. The
                   Commercial Letter of Credit Fee will be distributed by Administrative Agent to Lenders in accordance with their pro rata shares of the Aggregate Revolving Loan Commitment.

         3.2. EXTENSION OF MATURITY. The date "April 30, 2002", each place it appears in Section 6.1.2, is deleted and replaced with the date "April 30, 2004".

         3.3. NEW DEFINED TERM. The following new defined terms are hereby added in alphabetical order to the defined terms listed in Section 15.1:

                   Adjusted Net Worth means Net Worth plus the Treasury Securities Amount.

                   Treasury Securities Amount means, on any date of determination, the lesser of (i) the Dollar amount of Borrower's treasury securities on such date determined in accordance with GAAP minus $3,537,000, and (ii) $15,000,000.

         3.4. NEW FINANCIAL COVENANT. The following new Section 15.4 is added immediately after Section 15.3:

                   15.4. MINIMUM ADJUSTED NET WORTH. Borrower's Adjusted Net Worth, measured at the end of each fiscal quarter of Borrower shall not be less than an amount equal to the sum of (A) $54,393,000, and (B) 75% of Borrower's cumulative Net Income (without deduction for fiscal quarters in which there is no positive Net Income) for all fiscal quarters of Borrower ended after December 31, 2000.

4. EFFECT OF AMENDMENT. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under the Original Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Original Loan Agreement, or any of the other Loan Documents. Each reference in the Original Loan Agreement to "the Agreement", "hereunder", "hereof", "herein", or words of like import, shall be read as referring to the Original Loan Agreement as amended hereby.

5. REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower hereby represents and warrants to Lenders that (i) execution of this Amendment has been duly authorized by all requisite action of Borrower; (ii) no consents are necessary from any third parties for Borrower's execution, delivery or performance of this Amendment, (iii) this Amendment and the Original Loan Agreement constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except to the extent that the enforceability thereof against Borrower may be limited by bankruptcy, insolvency or other laws affecting the enforceability of creditors rights generally or by equity principles of general application, (iv) except as disclosed on the supplemental disclosure schedule attached hereto as Exhibit B and the disclosure schedule attached to the Original Loan Agreement, all of the representations and warranties contained in Section 11 of the Original Loan Agreement, as amended hereby, are true and correct with the same force and effect as if made on and as of the Effective Date, and (v) there is no Existing Default and no Default or Event or Default will occur immediately or with the passage of time or giving of notice as a consequence of this Amendment becoming effective.

6. REAFFIRMATION. Borrower hereby acknowledges and confirms that (i) except as expressly amended hereby, the Original Loan Agreement and other Loan Documents remain in full force and effect, (ii) the Original Loan Agreement, as amended hereby, is in full force and effect, (iii) Borrower has no defenses to its obligations under the Original Loan Agreement and the other Loan Documents, and
(iv) Borrower


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has no claim of any nature against Administrative Agent or any Lender arising from or in connection with the Original Loan Agreement or the other Loan Documents.

7. COUNTERPARTS. This Amendment may be executed by the parties hereto on any number of separate counterparts, and all such counterparts taken together shall constitute one and the same instrument. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.

8. COUNTERPART FACSIMILE EXECUTION. This Amendment, or a signature page thereto intended to be attached to a copy of this Amendment, signed and transmitted by facsimile machine or telecopier shall be deemed and treated as an original document. The signature of any Person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party hereto, any facsimile or telecopy document is to be re-executed in original form by the Persons who executed the facsimile or telecopy document. No party hereto may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Amendment.

9. GOVERNING LAW; NO THIRD PARTY RIGHTS. This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the internal laws of the State of Missouri applicable to contracts made and to be performed wholly within such state, without regard to choice or conflict of laws provisions.

10. FINAL EXPRESSION; NO COURSE OF DEALING. This Amendment is intended by the parties as a final expression of their agreement evidenced hereby and is intended as a complete and exclusive statement of the terms and conditions thereof.

11. INCORPORATION BY REFERENCE. Administrative Agent, the undersigned Lenders and Borrower hereby agree that all of the terms of the Loan Documents are incorporated in and made a part of this Amendment by this reference.

12. STATUTORY NOTICE. The following notice is given pursuant to Section 432.045 of the Missouri Revised Statutes; nothing contained in such notice will be deemed to limit or modify the terms of the Loan Documents or this Amendment:

         ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

                     [remainder of page intentionally blank]



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         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by appropriate duly authorized officers as of the Effective Date.

YOUNG INNOVATIONS, INC.                     BANK OF AMERICA, N.A., as Administrative
by its Executive Vice President and Chief   Agent
Financial Officer                           by its Vice President

                                            ----------------------------------------
                                            Name:  David A. Johanson
-----------------------------------------

Name: Arthur L. Herbst, Jr.
                                            BANK OF AMERICA, N.A., as a Lender
                                            by its Corporate Banking Officer


                                            ----------------------------------------
                                            Name: Chris K. Hackney

THE NORTHERN TRUST COMPANY, AS A LENDER     HARRIS TRUST AND SAVINGS BANK, AS A LENDER
by its Vice President                       by its Vice President



-----------------------------------------   ----------------------------------------
Name: Fredric McClendon                     Name: Keith J. Niebrugge



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                                    EXHIBIT A
                         DOCUMENTS AND REQUIREMENTS LIST

TO BE DELIVERED OR OBTAINED ON OR BEFORE MAY 21, 2001:

1) Certificate of the Secretary of Borrower, certifying (a) that its articles or certificate of incorporation and bylaws of Borrower previously certified in connection with the execution of the Loan Agreement have not been amended, (b) the resolutions adopted by the Board of Directors of Borrower, authorizing the execution, delivery and performance of the Amendment by Borrower, are attached to the certificate and remain in full force and effect, and (c) a certificate of incumbency specifying the names, titles, and true signatures of the incumbent corporate officers authorized to sign the Amendment on behalf of Borrower is attached to the certificate.

2) Legal opinion in the form of the Legal Opinion Specification attached hereto.



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                  ATTACHMENT TO DOCUMENTS AND REQUIREMENTS LIST

                 LEGAL OPINION SPECIFICATION FOR AMENDMENT NO. 1


Legal opinion of counsel to Borrower must be on firm letterhead and meet these requirements or otherwise be satisfactory to Administrative Agent:

1. Address to Bank of America, N.A. as Administrative Agent for itself and other Lenders at ______________________________________________,
         Attention: ______________________

2. Refer to Amendment No. 1 (and define it as the "Amendment" in the legal opinion) and the Loan Agreement and use definitions in Loan Agreement.

3. Give opinions with respect to each applicable Covered Person on the subjects covered in all of the following example paragraphs:

         a. Borrower is a Missouri corporation, duly formed, validly existing and in good standing under the Laws of the state of its organization and is duly qualified and authorized to do business and is in good standing as a corporation in all states or countries where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary, except where the failure to so qualify will not have a Material Adverse Effect.

         b. Borrower has all requisite power, authority and legal capacity and legal rights to execute, deliver and perform the terms of the Amendment.

         c. All action on the part of Borrower requisite for its execution, delivery and performance of the Amendment has been duly taken.

         d. The execution, delivery and performance of the Amendment by Borrower will not (a) violate, be in conflict with, result in the breach of, or constitute (with due notice or lapse of time, or both) a default under (i) its Charter Documents or
                  (ii) any franchise, agreement, indenture, or other instrument to which it is a party or by which it or any of its property is bound or affected or (iii) any Law or other legal requirement applicable to it, or (b) result in the creation or imposition of a Security Interest of any nature whatsoever upon its property or assets.

         e. Borrower has duly executed and delivered the Amendment and the Amendment constitutes the Borrower's legal, valid and binding obligation enforceable against it in accordance with its terms.

         f. The Person who signed the Amendment as an officer of Borrower is duly authorized on behalf of Borrower to execute, deliver and perform such document on behalf of Borrower and Borrower is duly authorized to perform its obligations under the Amendment and to incur the obligations and make the representations, warranties and covenants made by it in the Amendment.

         g. No consent, approval or other authorization of or by, or registration or filing with, any Governmental Authority or other Person is required in connection with the execution,



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                  delivery and performance by Borrower of the Amendment that has not already been obtained and a copy thereof delivered to Administrative Agent.

         h. No notice to or consent of any Guarantor is required in connection with the Amendment to continue the enforceability against such Guarantor of any Loan Document to which such Guarantor is a party (including any Guaranty).

         i. There are no actions, proceedings or investigations pending or threatened against Borrower which might adversely affect the validity or enforceability of the Amendment, the ability of Borrower to perform its obligations under the Amendment or which might adversely affect the business, operations, revenues, financial condition, property or business prospects of Borrower.

4. Add appropriate exceptions and limitations, all of which must be acceptable to Administrative Agent.

5. Signature by a partner of the firm in his individual name or in the name of the firm.




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                                    EXHIBIT B
                       (SUPPLEMENTAL DISCLOSURE SCHEDULE)



        There are no supplemental disclosures if nothing is listed below.